UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

XL GROUP PLC	XL GROUP LTD.
(Exact Name of Registrant as Specified in Its	(Exact Name of Registrant as Specified in Its
Charter)	Charter)

IRELAND	CAYMAN ISLANDS
(Jurisdiction of Incorporation	(Jurisdiction of Incorporation
or Organization)	or Organization)

98-0665416	98-0191089
(I.R.S. Employer Identification no.)	(I.R.S. Employer Identification no.)

No. 1 Hatch Street Upper	No. 1 Hatch Street Upper
4th Floor	4th Floor
Dublin 2, Ireland	Dublin 2, Ireland
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

5.75% Senior Notes Due 2021	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-155777.

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is herein incorporated by reference to the information set forth under the captions “Description of the Senior Notes and Guarantee” and “Certain Tax Considerations” in the Prospectus Supplement dated September 27, 2011, and under the caption “Description of Debt Securities and Guarantees” in the accompanying Prospectus dated September 27, 2011, each as filed on September 29, 2011 with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, by XL Group plc and XL Group Ltd.

Item 2. Exhibits.

Exhibit No.	Description

4.1

Indenture, dated as of September 30, 2011 between XL Group Ltd., as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by XL Group plc with the Commission on September 30, 2011.

4.2

First Supplemental Indenture, dated as of September 30, 2011 between XL Group Ltd., as issuer, XL Group plc, as guarantor, and Wells Fargo Bank, National Association, as trustee, incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by XL Group plc with the Commission on September 30, 2011.

4.3	Form of 5.75% Senior Note due 2021, incorporated by reference to Exhibit 4.2 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 30, 2011

XL GROUP PLC
(Registrant)

By:	/s/ Kirstin R. Gould
Name: Kirstin R. Gould
Title: General Counsel & Secretary

XL GROUP LTD.
(Registrant)

By:	/s/ Kirstin R. Gould
Name: Kirstin R. Gould
Title: Secretary